UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 8, 2008

Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Acquisition of Stockamp & Associates, Inc.

On July 8, 2008, we and our indirect, wholly-owned subsidiary, Huron Consulting Services LLC (“Purchaser”), entered into an Asset Purchase Agreement, dated as of July 8, 2008 (the “Stockamp Purchase Agreement”), with Stockamp & Associates, Inc. (“Stockamp”) and the shareholders of Stockamp. Stockamp is a management consulting firm specializing in helping high-performing hospitals and health systems optimize their financial and operational performance.

Under the terms of the Stockamp Purchase Agreement, on July 8, 2008 (the “Closing Date”), Purchaser acquired substantially all of the assets and assumed certain liabilities of Stockamp. The initial purchase price paid at closing of approximately $219 million (the “Initial Purchase Price”) consisted of approximately $169 million paid in cash and approximately $50 million paid through the issuance of 1,100,740 shares of our common stock, par value $0.01 per share (the “Common Stock”). Of the 1,100,740 shares of Common Stock issued, 330,222 shares (the “Escrow Shares”) with an aggregate value of $15 million were deposited into escrow to secure certain indemnification obligations of Stockamp and the shareholders of Stockamp. We financed the cash portion of the Initial Purchase Price with borrowings under our amended credit facility as described below.

The Stockamp Purchase Agreement provides for the following potential adjustments to the Initial Purchase Price after the Closing Date:

1.	A payment based on the net working capital of Stockamp as of the Closing Date.

2.	On the date that is six months and one day after the Closing Date (the “Contingent Payment Date”), we will pay Stockamp (in cash, Common Stock, or any combination of cash and Common Stock, at our election) the amount, if any, equal to $35 million less the value of the Common Stock issued on the Closing Date (other than the shares deposited into the escrow), based on 95% of the average daily closing price per share of Common Stock for the ten consecutive trading days prior to the Contingent Payment Date. No payment will be made if the Common Stock so valued equals or exceeds $35 million on the Contingent Payment Date.

3.	With respect to the Escrow Shares, when the Escrow Shares are released to Stockamp (the “Contingent Escrow Payment Date”), we will pay Stockamp (in cash, Common Stock, or any combination of cash and Common Stock, at our election) the amount, if any, equal to $15 million (or such pro rata portion thereof, to the extent less than all shares are being released) less the value of the Common Stock released from escrow based on 95% of the average daily closing price per share of Common Stock for the ten consecutive trading days prior to the Contingent Escrow Payment Date. No payment will be made if the Common Stock so valued equals or exceeds $15 million on the Contingent Escrow Payment Date.

4.	For the period beginning on the Closing Date and ending on December 31, 2011, we will make payments to Stockamp based on a multiple of the amount that earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the Stockamp practice exceeds the threshold amounts specified in the Stockamp Purchase Agreement for each earn-out calculation period.

The amount of additional payments under the Stockamp Purchase Agreement is not determinable at this time, but the aggregate amount that potentially may be paid could be significant.

The Stockamp Purchase Agreement contains customary representations and warranties of the parties. The Stockamp Purchase Agreement also contains customary covenants and agreements, including, among others, non-competition and solicitation covenants by the shareholders of Stockamp. We have also agreed to provide customary “piggyback” registration rights for the shares of Common Stock issued pursuant to the Stockamp Purchase Agreement, subject to a mutually satisfactory registration rights agreement in the event we undertake certain public primary offerings of Common Stock in the six-month period after the Closing Date.

Stockamp and its shareholders have agreed to indemnify Purchaser for certain specified indemnification claims, subject to enumerated caps, deductibles and survival periods. Purchaser has agreed to indemnify Stockamp and Stockamp’s shareholders for certain specified indemnification claims, subject to enumerated caps, deductibles and survival periods.

A copy of the Stockamp Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference herein. The foregoing description of the Stockamp Purchase Agreement is qualified in its entirety by reference to the full text of the Stockamp Purchase Agreement.

Amendment to Wellspring Stock Purchase Agreement

On July 8, 2008, our wholly-owned subsidiary, Huron Consulting Group Holdings LLC, entered into Amendment No. 1 (the “Wellspring Amendment”) to the Stock Purchase Agreement, dated as of December 29, 2006 (the “Wellspring Stock Purchase Agreement”), by and among Wellspring Partners LTD (“Wellspring”) and the shareholders of Wellspring (the “Wellspring Shareholders”). In connection with the Wellspring Stock Purchase Agreement, certain of the Wellspring Shareholders, including David Shade, our vice president, Healthcare, became employees of Huron, and these former shareholders continue to serve as employees of Huron. As described in the Wellspring Stock Purchase Agreement, additional purchase consideration in the form of earn-out payments are payable to the Wellspring Shareholders if specific performance targets are met over a five-year period ending on December 31, 2011.

Effective January 1, 2009, Wellspring will cede the revenue cycle portion of its business to Stockamp and will no longer be eligible for earn-out payments pertaining to that business. In consideration for this, the Wellspring Amendment provides for a payment to the Wellspring Shareholders of $20 million paid through the issuance of 440,296 shares of Common Stock. In addition, on the date that is six months and one day after the date of the Wellspring Amendment (the “Wellspring Contingent Payment Date”), we will make a payment to the Wellspring Shareholders (in cash, Common Stock, or any combination of cash and Common Stock, at our election) the amount, if any, equal to $20 million less the value of the Common Stock issued on the date of the Wellspring Amendment, based on 95% of the average daily closing price per share of Common Stock for the ten consecutive trading days prior to the Wellspring Contingent Payment Date. No payment will be made if the Common Stock so valued equals or exceeds $20 million on the Wellspring Contingent Payment Date.

The non-revenue cycle portion of Wellspring’s business will continue to be managed by Wellspring and the earn-out provision pertaining to that business, as amended, will remain in effect through December 31, 2011. Among other changes, the Wellspring Amendment revises the EBITDA targets and multiples that will be used in calculating future earn-out payments pertaining to the non-revenue cycle portion of Wellspring’s business, which resulted from the carve-out of the revenue cycle business of Wellspring as described above.

A copy of the Wellspring Amendment is attached to this Current Report on Form 8-K as Exhibit 2.2 and is incorporated by reference herein. The foregoing description of the Wellspring Amendment is qualified in its entirety by reference to the full text of the Wellspring Amendment attached hereto and the Wellspring Stock Purchase Agreement, which was filed as Exhibit 2.1 to Huron’s Current Report on Form 8-K, filed on January 8, 2007.

Amendment to Credit Agreement

On July 8, 2008, we entered into a sixth amendment to our credit agreement that was dated June 7, 2006 (the “Sixth Amendment to the Credit Agreement”) with a syndicate of financial institutions, including Bank of America, N.A. as Administrative Agent. The amended credit facility, which matures on February 23, 2012 (the “Maturity Date”), is comprised of the following:

1.	Up to $240 million revolving credit facility (the “Revolving Credit Facility”), which includes a $20 million sublimit for the issuance of standby letters of credit and a $15 million sublimit for swingline loans. Under an accordion feature, we have the right to increase the Revolving Credit Facility by $60 million, subject to certain conditions. All amounts outstanding under the Revolving Credit Facility will be payable in full on the Maturity Date.

2.	Up to $220 million term loan facility (the “Term Loan”), all of which was drawn in a single advance on July 8, 2008. The Term Loan is subject to quarterly amortization of principal in fifteen consecutive quarterly installments, with the first fourteen installments being in an amount equal to 2.5% of the original principal amount of the Term Loan and the fifteenth and final installment being in the amount of the remaining principal balance of the Term Loan and will be payable on the Maturity Date.

The Revolving Credit Facility and the Term Loan are collectively referred to herein as the “Senior Credit Facilities”. The Senior Credit Facilities are secured by a pledge of 100% of the voting stock or other equity interests in our domestic subsidiaries and 65% of the voting stock or other equity interests of our foreign subsidiaries. In addition to the scheduled amortization described above, 100% of all net cash proceeds in excess of $10 million in any transaction (or series of related transactions) from the sale or disposition of significant practice groups or assets and 50% of all net cash proceeds from the issuance of additional equity interests will be applied to the prepayment of the Senior Credit Facilities.

The Senior Credit Facilities contain financial covenants requiring us to maintain 1) a debt to EBITDA ratio of not greater than 3.25x, with a step down to 3.00x for fiscal quarters ending June 30, 2009 and thereafter and 2) an EBITDAR to interest expense plus rent expense plus scheduled debt amortization ratio of not less than 2.50x.

Interest under the Senior Credit Facilities (other than with respect to the swingline loans) will vary based on our debt to EBITDA ratio as set forth in the Sixth Amendment to the Credit Agreement. Interest will be based on a spread, ranging from 1.50% to 2.50%, over the London Interbank Offered Rate or a spread, ranging from 0.50% to 1.50%, over the base rate, which is the greater of the Federal Funds Rate plus 0.50% or the Prime Rate, as selected by us. With respect to swingline loans, interest will be at the base rate plus the applicable spread.

On July 8, 2008, we borrowed $164 million under the Senior Credit Facilities to fund the acquisition of Stockamp as described above. After consideration of this borrowing and the amount outstanding prior to the acquisition, the amount of debt outstanding under the Senior Credit Facilities totaled $347 million and carries a weighted-average interest rate of 6.5%. The remaining balance available under the Senior Credit Facilities will be used, as needed, for future working capital requirements, capital expenditures, and other lawful corporate purposes, as provided for in the credit agreement.

A copy of the Sixth Amendment to the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Sixth Amendment to the Credit Agreement is qualified in its entirety by reference to the full text of the Sixth Amendment to the Credit Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information from Item 1.01 relating to the acquisition of Stockamp & Associates, Inc. is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information from Item 1.01 above regarding the amendment to our credit agreement is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein. The 1,541,036 shares of Common Stock issued on July 8, 2008 pursuant to the Stockamp Purchase Agreement and the Wellspring Amendment were issued to specified shareholders of Stockamp and Wellspring, respectively, in reliance on an exemption from registration offered by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). We reasonably believe that each of the recipients of the shares of Common Stock to be issued pursuant to the Stockamp Purchase Agreement and the Wellspring Amendment are “accredited investors” (as such term is defined under Rule 501(a) of the Securities Act).

In addition to historical information, this Current Report on Form 8-K contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual performance or achievements to be materially different from any expressed by these forward-looking statements. Please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and in other documents that we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements of Stockamp & Associates, Inc. will be filed by amendment to this report no later than September 23, 2008.

(b)	Pro forma financial information.

The pro forma financial information for the acquisition of Stockamp & Associates, Inc. will be filed by amendment to this report no later than September 23, 2008.

(d)	Exhibits.

Exhibit 2.1	Asset Purchase Agreement, dated July 8, 2008, by and among, Huron Consulting Group Inc., Huron Consulting Group Services LLC, Stockamp & Associates, Inc. and the shareholders of Stockamp & Associates, Inc. listed on the signature pages thereto.

Exhibit 2.2	Amendment No. 1, dated July 8, 2008, to the Stock Purchase Agreement, dated as of December 29, 2006, by and among Wellspring Partners LTD, the shareholders of Wellspring Partners LTD listed on the signature page thereto, and Huron Consulting Group Holdings LLC.

Exhibit 10.1	Sixth Amendment to Credit Agreement, dated as of July 8, 2008, by and among Huron Consulting Group Inc., the guarantors and lenders listed on the signature pages thereto, and Bank of America, N.A.

Exhibit 99.1	Press release, dated July 8, 2008, announcing the acquisition of Stockamp & Associates, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc. (Registrant)

Date: July 8, 2008	/s/ Gary L. Burge
Gary L. Burge Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Asset Purchase Agreement, dated July 8, 2008, by and among, Huron Consulting Group Inc., Huron Consulting Group Services LLC, Stockamp & Associates, Inc. and the shareholders of Stockamp & Associates, Inc. listed on the signature pages thereto.

Exhibit 2.2	Amendment No. 1, dated July 8, 2008, to the Stock Purchase Agreement, dated as of December 29, 2006, by and among Wellspring Partners LTD, the shareholders of Wellspring Partners LTD listed on the signature page thereto, and Huron Consulting Group Holdings LLC.

Exhibit 10.1	Sixth Amendment to Credit Agreement, dated as of July 8, 2008, by and among Huron Consulting Group Inc., the guarantors and lenders listed on the signature pages thereto, and Bank of America, N.A.

Exhibit 99.1	Press release, dated July 8, 2008, announcing the acquisition of Stockamp & Associates, Inc.